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For Immediate Release

Genome Therapeutics Changes Name to Oscient Pharmaceuticals Corporation to Reflect

Focus on Drug Development and Commercialization

Waltham, Mass., April 13, 2004 – Genome Therapeutics Corp. (Nasdaq: GENE), following the merger with Genesoft Pharmaceuticals and to better reflect its focus on drug development and commercialization, has received shareholder approval to change its name to Oscient Pharmaceuticals Corporation. The change to Oscient Pharmaceuticals (pronounced AWE-see-ent) will take effect immediately and the Company’s stock will continue to trade on Nasdaq under the ticker symbol GENE.

“As we prepare for the launch of FACTIVE® tablets, we believe it is important for our new company name to more accurately reflect our mission and strategy,” stated Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals. “The name Oscient Pharmaceuticals, with its strong root in pharmaceutical science, reflects our continued commitment to the commercialization and clinical development of our pipeline.”

At the Company’s Annual Meeting held today in Boston, shareholders approved all five proposals presented for vote. Oscient’s corporate headquarters will remain in Waltham, Massachusetts, with west coast offices in South San Francisco.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals, which was formed through the merger of Genome Therapeutics and Genesoft Pharmaceuticals, is a biopharmaceutical company committed to the clinical development and commercialization of important new therapeutics to address unmet medical needs. The Company is preparing for a launch in the summer of 2004 of its lead product, FACTIVE® (gemifloxacin mesylate) tablets, recently approved by the FDA for two indications. Full prescribing information is available at www.factive.com.

In addition, the Company also has a novel antibiotic candidate, Ramoplanin, in a Phase II trial for the treatment of Clostridium difficile-associated diarrhea and in Phase III development for the prevention of vancomycin-resistant enterococci bloodstream infections. The Company’s preclinical programs include an oral peptide deformylase inhibitor series for the potential treatment of respiratory tract infections as well as development of a FACTIVE® intravenous formulation. For more information, please visit www.oscient.com.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the businesses of Genome Therapeutics and Genesoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. In addition, our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, the product may not gain market acceptance due to competition from competing products or unanticipated safety, efficacy, manufacturing or other regulatory issues. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved as a result of, for example, failures in future clinical trials or safety concerns. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2003 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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